Exhibit 99.1

Odyssey Health Inc. Files Full US Patent Application on

Novel Breath-Propelled Intranasal Brain-Drug Delivery Device

Las Vegas, NV, November 1, 2022 — McapMediaWire —Odyssey Health, Inc. (OTC: ODYY) (the "Company" or "Odyssey"), announced that it has filed for United States and global patent protection on its novel breath-propelled, intranasal brain-drug delivery device (“Nasal Device”). As announced, Odyssey’s recently completed Phase I study to treat concussion successfully used Odyssey’s Nasal Device and drug combination.

Odyssey designed the Nasal Device with a novel drug dispensing system that creates an effective airflow for depositing concentrated drug deep into the nasal cavity and onto the olfactory region for quick and direct diffusion into the brain to treat central nervous system (“CNS”) injury, disease or disorder.

The Phase I study used Odyssey’s novel Nasal Device to deliver Odyssey’s concussion drug, PRV-002, and to determine the safety of its PRV-002 concussion drug. The PRV-002 concussion drug-Nasal Device combination was well-tolerated in forty (40) healthy human volunteers. The study documented no Nasal Device failures.

“We were very pleased with the functionality and performance of the Nasal Device during the Phase I study and its administration of Odyssey’s PRV-002 concussion drug. The ability to get drugs for neurological conditions delivered directly into the brain rapidly at effective levels while simultaneously having less concern for side effects is a huge advantage in the development of safe and efficacious treatments. Odyssey’s novel Nasal device provides that opportunity and advantage,” commented Michael Redmond, CEO of Odyssey.

About Odyssey Health Inc. (formerly Odyssey Group International, Inc.)

Odyssey Health Inc. (OTC: ODYY) is a medical company with a focus in life-saving medical products and solutions. Odyssey's corporate mission is to create, acquire and develop distinct assets, intellectual property, and exceptional technologies that provide meaningful medical solutions. The company is focused on areas that have an identified technological advantage, provide superior clinical utility, and have a substantial market opportunity.

For more information, visit the company’s website at www.odysseyhealthinc.com

We encourage our shareholders to visit our corporate social media accounts for updates:

https://twitter.com/OdysseyHealth1

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https://www.linkedin.com/company/odysseyhealthinc

https://www.youtube.com/channel/UCsS--v0od_fYIBu2tvqmj9Q

About PRV-002

PRV-002 is a synthetic non-naturally occurring neurosteroid being developed to treat central nervous system (“CNS”) injury, disease or disorder, such as, traumatic brain injury (“TBI”), especially mTBI (concussion). In preclinical studies, PRV-002 has demonstrated equivalent, if not superior, neuroprotective effects compared to related neurosteroids. Animal models of concussion demonstrated that PRV-002 reduces the behavioral pathology associated with brain injury symptoms such as memory impairment, anxiety, and motor/sensory performance. Additionally, PRV-002 is lipophilic and can easily cross the blood-brain barrier to rapidly eliminate swelling, oxidative stress and inflammation in the brain while restoring proper blood flow.

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including our ability to continue to raise needed funds, successfully complete the Phase I trial, our ability to successfully develop products, rapid changes in our markets, changes in demand for our future products, and legislative, regulatory, competitive developments and general economic conditions.

Inquiries:

Odyssey Health

info@odysseyhealthinc.com